                                                                    EXHIBIT 99.2

FOR MORE INFORMATION CONTACT:               Peter Prodromou
                                            Trinity Communications
                                            (617) 292-7391
                                            pprodromou@trinitynet.com

FOR IMMEDIATE RELEASE

           HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
                     FOR SECOND QUARTER ENDED JUNE 30, 2002

Boston, MA...August 6, 2002...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company") today reported results of operations for the second quarter ended June 30, 2002. Financial highlights, significant events and transactions completed for the quarter include:

     - The completion of the Company's initial public offering and sale by the Company of 14,080,556 shares of its common stock in the IPO at a price of $25.00 per share. In connection with the IPO, all shares of the Company's Series A Cumulative Convertible Preferred Stock and redeemable equity outstanding converted automatically into shares of the Company's common stock on a one for one basis.

     - A new $350 million unsecured line of credit with a group of 13 lenders and Fleet National Bank as agent.

     - An increase of 26.2% in Funds from Operations (FFO) to $9.0 million for the second quarter 2002 from $7.2 million for the second quarter 2001. On a diluted per share basis, FFO was $0.29 per share for the second quarter 2002 as compared to $1.04 per share for the second quarter 2001. This decrease in diluted per share FFO was a result of the IPO and the preferred stock conversion, which resulted in weighted average common shares outstanding of 30,710,540 for the second quarter 2002 as compared to 6,818,320 for the second quarter 2001.

     - An increase of 78.8% in net loss attributable to common shareholders to ($14.7) million for the second quarter 2002 from ($8.2) million for the second quarter 2001. On a diluted per share basis, net loss per share for the second quarter 2002 was ($0.48) as compared to ($1.21) per share for the second quarter 2001. Net loss attributable to common shareholders for the second quarter 2002 includes a $6.8 million one time charge related to the accelerated vesting of restricted stock previously granted to members of our senior management and other key employees, a $7.1 million one time charge related to the termination of the interest rate collar that was in place with respect to the $150 million term loan under our prior senior unsecured credit facility, and a $6.7 million extraordinary loss on prepayment of debt.

     - An increase of 9.0% in income from rentals and recoveries to $69.3 million for the second quarter 2002 from $63.6 million for the second quarter 2001. In excess of 99% of second quarter 2002 total income was derived from our shopping center properties.

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

     - The acquisition by the Company of 6 shopping centers totaling approximately 1.5 million square feet of company-owned gross leasable area.

     - The payment by the Company of its first post-IPO dividend on its common stock for the partial quarter beginning with the IPO and ending June 30, 2002 of $.363 per share. This initial dividend of $.363 per share is based on a full quarterly dividend of $.525 per share.

     - As of June 30, 2002, the Company had a portfolio of 149 shopping centers totaling approximately 29.6 million square feet of total gross leasable area, of which approximately 25.4 million square feet is company-owned gross leasable area. Occupancy of the overall portfolio was reported at 93.4% leased for the second quarter of 2002.

     - The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2002. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

"We are pleased to have remained on plan during the second quarter," stated Heritage President and Chief Executive Officer Thomas C Prendergast. "Despite competitive market conditions and a challenging macroeconomic environment, we have improved our overall occupancy rate and met key operating targets. Additionally, we have made positive strides toward achieving our 2002 goal for property acquisitions. We believe our performance reaffirms the strength of our Triple Play strategy of owning properties with a dominant grocer as a primary anchor, an off-price softgoods retailer as secondary anchor and discount retailers as ancillary stores, particularly in the current economy. We will continue to follow this strategy and seek out properties that fit this profile during the remainder of 2002."

INITIAL PUBLIC OFFERING
On April 29, 2002, the Company completed its IPO and sold 14,000,000 shares of its common stock in the IPO at a price of $25.00 per share.

The net proceeds from the IPO, after deducting the underwriters' discount and offering expenses, were $320.6 million and were used by the Company to repay approximately $213.8 million of the outstanding indebtedness under its prior line of credit facility, to repay in full the $100.0 million of subordinated debt then outstanding, and to pay the $6.8 million fee associated with terminating the collar previously in place with respect to the $150.0 million term loan under the prior line of credit facility.

In connection with the IPO, all 20,341,767 shares of Series A Cumulative Convertible Preferred Stock and redeemable equity outstanding converted automatically into shares of the Company's common stock on a one for one basis.

On May 21, 2002, the Underwriters of the IPO exercised their option, granted under the terms of an Underwriting Agreement with the Company, to purchase 80,556 shares of common stock from the Company. On May 24, 2002, upon the closing of the sale of the over-allotment shares, the Company received additional net proceeds of $1.9 million from the Underwriters. These additional net proceeds were used to repay outstanding indebtedness of the Company.

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NEW LINE OF CREDIT FACILITY
On April 29, 2002, Heritage entered into a $350.0 million unsecured line of credit with a group of 13 lenders and Fleet National Bank as agent. This new line of credit replaced the Company's prior $425.0 million senior unsecured credit facility, which was repaid primarily with proceeds of the IPO. This new line of credit is being used principally to fund growth opportunities and for working capital purposes. In connection with this new facility, the Company terminated its prior credit facility with Fleet, including the interest rate collar then in place.

This new line of credit bears interest at a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points, depending upon the Company's debt rating, and requires monthly payments of interest. In addition, this new line of credit has a facility fee based on the amount committed ranging from 15 basis points to 25 basis points, depending upon the Company's debt rating, and requires quarterly payments.

OPERATING RESULTS
LEASING ACTIVITY
At June 30, 2002, the Company's portfolio was 93.4% leased. During the second quarter of 2002, the Company executed 151 leases (new and renewed), for 528,656 square feet, and achieved an approximately 5% increase over prior rents

SAME PROPERTY OPERATING RESULTS
With respect to the properties owned and operated by the Company for both the three months ended June 30, 2002 and 2001, same property net operating income increased 2.2%.

                          SAME PROPERTY OPERATING DATA
                                 (IN THOUSANDS)

                                THREE MONTHS ENDED
                                     JUNE 30,
                              --------------------
                                2002        2001
                              --------    --------
       Total income           $ 64,458    $ 62,534
       Operating expenses      (18,329)    (17,417)
                              --------    --------
       Net Operating Income   $ 46,129    $ 45,117     2.2%
                              ========    ========

ACQUISITION ACTIVITY
Heritage announced second quarter acquisitions totaling 6 shopping centers, 5 of which are grocer-anchored. The properties, which together encompass approximately 1.5 million square feet of company-owned gross leasable area, were acquired in three separate transactions at a total purchase price of approximately $150.3 million. Set forth below is information regarding the Company's property acquisitions.

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THE PIONEER PROPERTIES
On May 17, 2002, the Company completed its acquisition of the Pioneer Properties, consisting of the following 4 shopping centers, 3 of which are grocer-anchored, as follows:

     - Berkshire Crossing, an approximately 441,000 square foot grocer-anchored shopping center located in Pittsfield, Massachusetts. The center is currently 100% leased and is anchored by Wal-Mart, Price Chopper, Barnes & Noble and Home Depot.

     - Grand Traverse Crossing, an approximately 387,000 square foot shopping center located in Grand Traverse, Michigan. The center is currently 95% leased and is anchored by Wal-Mart, Home Depot, Staples and Borders.

     - Bedford Grove, an approximately 217,000 square foot grocer-anchored shopping center located in Bedford, New Hampshire. The center is currently 99% occupied and is anchored by Shop N Save and Wal-Mart.

     - Salmon Run, an approximately 69,000 square foot grocer-anchored shopping center located in Watertown, New York. The center is currently 100% leased and is anchored by Hannaford Brothers and Pier 1 Imports.

The purchase price for this transaction was $78.1 million and was funded with a combination of the issuance of units of limited partnership interest in one of the Company's operating partnerships, the Company's assumption of $55.1 million of mortgage indebtedness, and from borrowing under the Company's new line of credit facility.

MARKETPLACE SHOPPING CENTER
On May 21, 2002, the Company completed the acquisition of Marketplace Shopping Center, an approximately 242,000 square foot grocer-anchored shopping center located in Independence, Missouri. The center is currently 95% leased and is anchored by Price Chopper and Old Navy.

The purchase price for this transaction was $20.1 million and was funded with borrowings under the Company's new line of credit facility.

MONTGOMERY TOWNE CENTER
On May 7, 2002, the Company completed the acquisition of Montgomery Towne Center, an approximately 144,000 square foot grocer-anchored shopping center located in Montgomery, Alabama. The center is currently 99% occupied and is anchored by Winn Dixie, Barnes & Noble, Bed, Bath & Beyond and Old Navy.

On May 31, 2002, the Company completed the acquisition of an additional 32,000 square feet at Montgomery Towne Center, which is anchored by Circuit City.

The combined purchase prices for these transactions was $18.7 million and was funded with a combination of the Company's assumption of an $7.9 million mortgage loan and borrowings under the Company's new line of credit facility.

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2ND QUARTER DIVIDENDS
On July 15, 2002, the Company paid an initial dividend on its common stock for the partial quarter ending June 30, 2002 of $.363 per share. This initial dividend covered a partial quarter commencing on April 29, 2002, the date of completion of the IPO and ending on June 30, 2002. This initial dividend was paid on July 15, 2002 to shareholders of record on June 28, 2002. This initial dividend of $.363 per share is based on a full quarterly dividend of $.525 per share.

On July 15, 2002, the Company paid a final dividend on its Series A preferred stock for the partial quarter ending June 30, 2002 of $.169. This preferred stock dividend covered a partial quarter commencing on April 1, 2002 and ending on April 29, 2002, the date of completion of the Company's IPO, on which the Series A preferred stock converted automatically into shares of the Company's common stock on a one for one basis. This preferred stock dividend was paid on July 15, 2002 to shareholders of record on April 29, 2002.

2ND QUARTER CONFERENCE CALL
Members of Heritage's senior management will host a conference call on Wednesday, August 7, 2002, at 10:00 a.m., ET, to discuss the Company's second quarter results. Stockholders, analysts and other interested parties may participate in this conference call by accessing the Company's website at: http://www.heritagerealty.com or by dialing (800)-915-4836.

A replay of the conference call will be available after the call through midnight Eastern Time on August 14, 2002 by accessing the Company's website at: http://www.heritagerealty.com or by dialing (800)-428-6051, access code 251816.

RATINGS UPGRADE
On August 1, 2002, Standard & Poor's raised Heritage's corporate credit rating to BBB- from BB+.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of June 30, 2002, the company had a portfolio of 149 shopping centers, located in 26 states and totaling approximately 29.6 million square feet of total gross leasable area, of which 25.4 million square feet is company-owned gross leasable area. Our shopping center portfolio was approximately 93% leased as of June 30, 2002.

Heritage is headquartered in Boston Massachusetts and has an additional 13 regional offices located in the Eastern and Midwestern United States.

A copy of Heritage's second quarter 2002 "Supplemental Operating and Financial Data" will be available on the Investor section of the Company's website at http://www.heritagerealty.com. These materials are also available by contacting Peter Prodromou of Trinity Communications at 617-292-7391 or by written request to:

         Peter Prodromou
         Trinity Communications
         399 Boylston Street
         Boston, MA 02116

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of our shopping centers, including of our tenants, real estate conditions, future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2002 AND DECEMBER 31, 2001
                            (IN THOUSANDS OF DOLLARS)

                                                                                                        JUNE 30,     DECEMBER 31,
                                                                                                         2002            2001
                                                                                                      -----------    -----------
                                                                                                      (unaudited)
Assets
Real estate investments, net ......................................................................   $ 1,966,923      1,845,168
Cash and cash equivalents .........................................................................         3,888          6,146
Accounts receivable, net of allowance for doubtful accounts of
     $7,328 in 2002 and $7,473 in 2001 ............................................................        22,510         23,639
Prepaids and other assets .........................................................................        11,075         13,628
Deferred financing and leasing costs ..............................................................        15,050         18,684
                                                                                                      -----------    -----------
        Total assets ..............................................................................   $ 2,019,446      1,907,265
                                                                                                      ===========    ===========

                      Liabilities, Redeemable Equity and Shareholders' Equity

Liabilities:
   Mortgage loans payable .........................................................................   $   540,423        492,289
   Unsecured notes payable ........................................................................       201,490        201,490
   Line of credit facility ........................................................................       210,000        343,000
   Subordinated debt ..............................................................................            --        100,000
   Accrued expenses and other liabilities .........................................................        64,875         69,931
   Accrued distributions ..........................................................................        18,553         12,041
                                                                                                      -----------    -----------
        Total liabilities .........................................................................     1,035,341      1,218,751
                                                                                                      -----------    -----------
Series B Preferred Units ..........................................................................        50,000         50,000
Series C Preferred Units ..........................................................................        25,000         25,000
Exchangeable limited partnership units ............................................................         8,268            527
Other minority interest ...........................................................................         2,425          2,425
                                                                                                      -----------    -----------
        Total minority interests ..................................................................        85,693         77,952
                                                                                                      -----------    -----------
Redeemable equity:
   Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par
     value, 3,743,315 shares issued and outstanding at December 31, 2001; and
     common stock, $.001 par value, 1,256,685 shares issued and outstanding at December 31, 2001 ..            --        123,094
                                                                                                      -----------    -----------

Shareholders' equity:
   Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par
     value; 0 and 25,000,000 shares authorized at June 30, 2002 and December 31,
     2001, respectively; 0 and 16,598,452 shares issued and outstanding at June 30, 2002 and
     December 31, 2001 ............................................................................            --             16
   Common stock, $.001 par value; 200,000,000 and 70,000,000 shares authorized at June 30, 2002 and
     December 31, 2001, respectively; 41,349,208 and 5,561,635 shares issued and outstanding at
     June 30, 2002 and December 31, 2001, respectively ............................................            41              6
   Additional paid-in capital .....................................................................     1,002,341        551,623
   Cumulative distributions in excess of net income ...............................................      (103,970)       (55,435)
   Accumulated other comprehensive loss ...........................................................            --         (8,742)
                                                                                                      -----------    -----------
        Total shareholders' equity ................................................................       898,412        487,468
                                                                                                      -----------    -----------
        Total liabilities, redeemable equity and shareholders' equity .............................   $ 2,019,446      1,907,265
                                                                                                      ===========    ===========

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
         (UNAUDITED AND IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE DATA)

                                                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                      JUNE 30,                       JUNE 30,
                                                           ----------------------------    ----------------------------
                                                               2002            2001            2002            2001
                                                           ------------    ------------    ------------    ------------
Income:
   Rentals and recoveries ..............................   $     69,301          63,602         135,768         128,857
   Interest and other ..................................             25              66              40             193
                                                           ------------    ------------    ------------    ------------
        Total income ...................................         69,326          63,668         135,808         129,050
                                                           ------------    ------------    ------------    ------------
Expenses:
   Property operating expenses .........................          9,537           8,232          19,469          18,740
   Real estate taxes ...................................          9,871           9,796          19,395          18,841
   Depreciation and amortization .......................         17,138          15,473          34,518          30,810
   Interest ............................................         17,633          21,878          38,754          43,954
   Interest-related party ..............................             --             763              --           2,027
   General and administrative ..........................         10,404           2,917          13,650           6,081
                                                           ------------    ------------    ------------    ------------
        Total expenses .................................         64,583          59,059         125,786         120,453
                                                           ------------    ------------    ------------    ------------
        Income before net gains (losses) ...............          4,743           4,609          10,022           8,597
Net gains on sales of real estate investments ..........             --               4           1,374           2,343
Net derivative (losses) gains ..........................         (7,616)            (81)         (7,766)            431
                                                           ------------    ------------    ------------    ------------
        (Loss) income before allocation to minority
           interests ...................................         (2,873)          4,532           3,630          11,371
Income allocated to Series B & C Preferred Units .......         (1,664)         (1,664)         (3,328)         (3,328)
                                                           ------------    ------------    ------------    ------------
        (Loss) income before discontinued operations and
           extraordinary item ..........................         (4,537)          2,868             302           8,043
Income from discontinued operations ....................             79              63             142             122
                                                           ------------    ------------    ------------    ------------

        (Loss) income before extraordinary item ........         (4,458)          2,931             444           8,165
Extraordinary loss on prepayment of debt ...............         (6,749)             --          (6,749)             --
                                                           ------------    ------------    ------------    ------------
        Net (loss) income ..............................        (11,207)          2,931          (6,305)          8,165
Preferred stock distributions ..........................         (3,452)        (10,925)        (14,302)        (21,733)
Accretion of redeemable equity .........................            (79)           (249)           (328)           (498)
                                                           ------------    ------------    ------------    ------------
        Net loss attributable to common shareholders ...   $    (14,738)         (8,243)        (20,935)        (14,066)
                                                           ============    ============    ============    ============
Basic and diluted per-share data:
   Loss before discontinued operations and extraordinary
      item .............................................   $      (0.26)          (1.21)          (0.76)          (2.08)
    Income from discontinued operations ................             --              --            0.01            0.02
    Extraordinary loss on prepayment of debt ...........          (0.22)             --           (0.36)             --
                                                           ------------    ------------    ------------    ------------
    Loss attributable to common shareholders ...........   $      (0.48)          (1.21)          (1.11)          (2.06)
                                                           ============    ============    ============    ============
    Weighted average common shares outstanding .........     30,710,540       6,827,616      18,843,926       6,827,616
                                                           ============    ============    ============    ============

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                      CALCULATION OF FUNDS FROM OPERATIONS
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE DATA)

                                            FOR THE THREE MONTHS    FOR THE SIX MONTHS
                                                ENDED JUNE 30,         ENDED JUNE 30,
                                              2002         2001       2002        2001
                                            --------------------------------------------
                                                             (in thousands)
Net (loss) income .......................   $(11,207)      2,931      (6,305)      8,165
     Add (deduct):
        Depreciation and amortization
        (real-estate related) ...........     17,019      15,400      34,289      30,680
        Net gains on sales of real estate
              investments and equipment..         --          (4)     (1,374)     (2,343)
        Extraordinary loss on debt
              prepayment ................      6,749          --       6,749          --
        Preferred stock distributions ...     (3,452)    (10,925)    (14,302)    (21,733)
        Accretion of redeemable equity ..        (79)       (249)       (328)       (498)
                                            --------    --------    --------    --------

           Funds from Operations ........   $  9,030       7,153      18,729      14,271
                                            ========    ========    ========    ========

The White Paper on Funds from Operations approved by NAREIT in March 1995 defines Funds from Operations as net income (loss) computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In November 1999, NAREIT issued a National Policy Bulletin effective January 1, 2000 clarifying the definition of Funds from Operations to include all operating results, both recurring and non-recurring, except those defined as extraordinary under GAAP.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.